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                                                                      EXHIBIT 21


                      ACTIVE SUBSIDIARIES OF THE REGISTRANT
                             AS OF FEBRUARY 29, 2000

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
                              NAME                                STATE OR COUNTRY
                              ----                                ----------------
Brock Suite Hotels, Inc. and subsidiaries.................            Delaware
Brookwood Companies Incorporated and subsidiaries.........            Delaware
HEPGP Ltd.................................................            Colorado
HSC Securities Corporation................................            Delaware
HWG, LLC..................................................            Delaware
HWG Holding One, Inc......................................            Delaware
HWG Holding Two, Inc......................................            Delaware
HWG Realty Investors, LLC and subsidiaries................            Delaware
Hallwood Commercial Real Estate, LLC......................            Delaware
Hallwood Hotels, Inc. and subsidiaries....................            Delaware
Hallwood Investment Company...............................       Grand Cayman Island
Hallwood Realty, LLC......................................            Delaware
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